UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

The Procter & Gamble Company
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State of incorporation or organization)
31-0411980
(I.R.S. Employer Identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of Principal Executive Offices of Registrant)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
3.750% Notes due 2030	New York Stock Exchange
4.100% Notes due 2034	New York Stock Exchange
4.250% Notes due 2038	New York Stock Exchange
4.625% Notes due 2046	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement file number to which this form relates:
333-299472
Securities to be registered pursuant to Section 12(g) of the Act:
None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
The securities to be registered hereby are the 3.750% Notes due 2030, the 4.100% Notes due 2034, the 4.250%
Notes due 2038 and the 4.625% Notes due 2046 (collectively, the “Debt Securities”) of The Procter & Gamble
Company (the “Registrant”). For a description of the Debt Securities, reference is made to: (i) the information set forth under the heading “Description of Debt Securities” in the Prospectus, dated October 15, 2026, included in the
Registrant’s Registration Statement on Form S-3 (File No. 333-299472) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “SEC”) on October 15,
2026 (the “Registration Statement”) and (ii) the information set forth under the heading “Description of the Notes”
in the Registrant’s Prospectus Supplement, dated October 27, 2026, pursuant to Rule 424(b) under the Securities
Act, as filed with the SEC on October 29, 2026, each of which is incorporated by reference herein.

Item 2.	Exhibits.

Exhibit	Description

4.1	Form of 3.750% Notes due 2030.

4.2	Form of 4.100% Notes due 2034.

4.3	Form of 4.250% Notes due 2038.

4.4	Form of 4.625% Notes due 2046.

4.5
Indenture, dated as of September 3, 2009, between the Company and Deutsche Bank Trust Company
Americas, as Trustee (incorporated by reference to Exhibit (4)(a) to the Registrant’s Registration
Statement on Form S-3 (No. 333-299472)).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: November 3, 2026

THE PROCTER & GAMBLE COMPANY

By:	s/ Aaron Shepherd
Name: Aaron Shepherd
Title: Assistant Secretary